Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY ATLANTA	FIRM and AFFILIATE OFFICES www.duanemorris.com	BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS MEXICO CITY ALLIANCE WITH MIRANDA & ESTAVILLO

November 26, 2014

Board of Directors

S1 Biopharma, Inc.

World Trade Center

250 Greenwich St., 46th Floor

New York, NY 10007

Re:                             S1 Biopharma, Inc. (the “Company”)
Form S-1 (Registration File No. 333-199111) (the “Registration Statement”)

Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement.  The Registration Statement relates to the proposed offering and sale of the following:

(A) 2,012,500 units (the “Units”), which includes 262,500 Units subject to the underwriters’ overallotment option, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrants”), as more fully described in Section 2 of the Series A Warrant Agreement (the “Series A Warrant Agreement”) between the Company and the entity serving as warrant agent thereunder (the “Series A Warrant Agent”), and (iii) one Series B warrant to purchase one share of Common Stock (the “Series B Warrants”), as more fully described in Section 2 of the Series B Warrant Agreement (the “Series B Warrant Agreement”)

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between the Company and the entity serving as warrant agent thereunder (the “Series B Warrant Agent”); and

(B)  warrants to purchase up to 47,255 shares of Common Stock (the “Underwriters’ Warrants”), as more fully described therein, that the underwriters in the offering would be entitled to receive upon consummation of the offering.

The Units, the shares of Common Stock underlying the Units (the “Shares”), the Series A Warrants, the Series B Warrants, the shares of Common Stock issuable upon exercise of the Series A Warrants (the “Series A Warrant Shares”), the shares of Common Stock issuable upon exercise of the Series B Warrants (the “Series B Warrant Shares”) and the shares of Common Stock issuable upon exercise of the Underwriters’ Warrants (the “Underwriters’ Warrant Shares”) are hereinafter referred to collectively as the “Securities.”  The number of Securities shall include all Securities registered in connection with the offering contemplated by the Registration Statement, including any additional Securities registered by the Company pursuant to Rule 462(b) under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to these opinions, we have relied solely upon the documents referenced above, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.  We have also assumed that (i) the Series A Warrant Agreement will be duly authorized, executed and delivered by the Series A Warrant Agent and will constitute the legal, valid and binding obligation of the Series A Warrant Agent, enforceable against the Series A Warrant Agent in accordance with its terms, (ii) that the Series B Warrant Agreement will be duly authorized, executed and delivered by the Series B Warrant Agent and will constitute the legal, valid and binding obligation of the Series B Warrant Agent, enforceable against the Series B Warrant Agent in accordance with its terms and (iii) that the Underwriters’ Warrants will be duly authorized, executed and delivered by the underwriters and will constitute the legal, valid and binding obligations of the underwriters, enforceable against the underwriters in accordance with their terms.

Based upon the foregoing, we are of the opinion that:

(i)  when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, the Units will be legally issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ii)  when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable;

(iii)  when the Series A Warrants have been duly countersigned by the Series A Warrant Agent and have been issued and sold by the Company in accordance with and in the manner described in the Registration Statement, (a) the Series A Warrants will be legally issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) each Series A Warrant Share issued upon exercise of the Series A Warrants in accordance with the terms of the Series A Warrant Agreement against payment therefor will be legally issued, fully paid and non-assessable;

(iv)  when the Series B Warrants have been duly countersigned by the Series B Warrant Agent and have been issued and sold by the Company in accordance with and in the manner described in the Registration Statement, (a) the Series B Warrants will be legally issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) each Series B Warrant Share issued upon exercise of the Series B Warrants in accordance with the terms of the Series B Warrant Agreement against payment therefor will be legally issued, fully paid and non-assessable; and

(v)  when the Underwriters’ Warrants have been duly countersigned by the underwriters and have been issued and sold by the Company in accordance with and in the manner described in the Registration Statement, (a) the Underwriters’ Warrants will be legally issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) each Underwriters’ Warrant Share issued upon exercise of the Underwriters’ Warrants in accordance with the terms thereof against payment therefor will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, except that the opinion that the Series A Warrants, Series B Warrants and Underwriters’ Warrants will constitute valid and binding obligations of the Company is limited to the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus and any prospectus supplement that are part of the Registration Statement, as amended.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or the rules and regulations of the Commission thereunder or within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Duane Morris LLP